UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 5, 2026

INGRAM MICRO HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42384	86-2249729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3351 Michelson Drive, Suite 100, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	INGM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Underwriting Agreement
On March 5, 2026, Ingram Micro Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ingram Holdco, LLC (the “Selling Stockholder”), Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (collectively, the “Underwriting Representatives”) on their own behalf and as representatives of the other underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Selling Stockholder agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, an aggregate of 8,988,764 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (“Common Stock” and such sale and purchase, the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,348,314 shares of Common Stock from the Selling Stockholder.
The Selling Stockholder received all of the net proceeds from the Offering, and the Company bore the costs associated with the sale of the Shares other than underwriting discounts and commissions.
The Offering was made pursuant to a prospectus supplement, dated March 5, 2026, to the prospectus dated November 12, 2025, which was included in the Company’s shelf registration statement on Form S-3 (File No. 333-291469), filed with the Securities and Exchange Commission on November 12, 2025, and declared effective on December 3, 2025.
The Underwriting Agreement contains the terms and conditions for the sale by the Selling Stockholder of the Company’s Shares to the Underwriters, customary representations, warranties and covenants by the Company and the Selling Stockholder, indemnification and contribution obligations by each of the parties to the Underwriting Agreement, and other terms and conditions customary in agreements of this type.
The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Share Repurchase Agreement
On March 5, 2026, the Company entered into a share repurchase agreement (the “Share Repurchase Agreement”) with the Selling Stockholder pursuant to which the Company agreed to separately repurchase directly from the Selling Stockholder an aggregate number of Shares equal to $75 million at the same net price paid to the Selling Stockholder by the Underwriters (the “Share Repurchase”). The Company funded the Share Repurchase with cash on hand. The Share Repurchase was consummated concurrently with the closing of the Offering. Although the Share Repurchase was conditioned upon, among other things, the closing of the Offering, the closing of the Offering was not conditioned upon the closing of the Share Repurchase.
The foregoing summary of the material terms of the Share Repurchase Agreement is qualified in its entirety by the Share Repurchase Agreement, which is attached as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.
On March 5, 2026, the Company issued a press release announcing the launch of the Offering and concurrent Share Repurchase, which is filed herewith as Exhibit 99.1 and incorporated by reference herein.
On March 5, 2026, the Company issued a press release announcing the pricing of the Offering and concurrent Share Repurchase, which is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1
Underwriting Agreement, dated as of March 5, 2026, by and among the Company, the Selling Stockholder and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives for the underwriters named therein.

1.2	Share Repurchase Agreement, dated as of March 5, 2026, by and between the Company and the Selling Stockholder.

5.1	Opinion of Willkie Farr & Gallagher, LLP.

5.2	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1).

99.1	Press Release of the Company, dated March 5, 2026 announcing the commencement of the secondary offering.

99.2	Press Release of the Company, dated March 5, 2026 announcing the pricing of the secondary offering.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO HOLDING CORPORATION

By:	/s/ Augusto Aragone
Name:	Augusto Aragone
Title:	Executive Vice President, Secretary and General Counsel
Date: March 9, 2026